UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

______________________________

KBR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas  77002
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the matters submitted to a vote of security holders during the Company’s annual meeting of stockholders held on May 14, 2015, are as follows:

Proposal	For	Withheld	Broker non-votes
1. Election of Directors:
Mark E. Baldwin	112,214,425	1,368,037	15,016,490
James R. Blackwell	97,976,939	15,605,523	15,016,490
Stuart J. B. Bradie	112,200,247	1,382,215	15,016,490
Loren K. Carroll	105,935,054	7,647,408	15,016,490
Jeffrey E. Curtiss Umberto della Sala Lester L. Lyles Jack B. Moore	110,499,481 110,509,017 111,821,045 108,475,112	3,082,981 3,073,445 1,761,417 5,107,350	15,016,490 15,016,490 15,016,490 15,016,490
Richard J. Slater	107,132,226	6,450,236	15,016,490

 Under the Company’s Bylaws, each of the directors was elected, having received a majority of the shares of common stock cast in person or represented by proxy at the annual meeting.

Proposal	For	Against	Abstentions	Broker non-votes
2. Ratification of KPMG LLP as independent registered public accounting firm for the Company for the year ending December 31, 2015.	126,555,884	1,675,297	367,771	15,016,490

Under the Company’s Bylaws, the selection of KPMG LLP was ratified, having been approved by the vote of holders of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote.

Proposal	For	Against	Abstentions	Broker non-votes
3. Advisory vote to approve the compensation of our Named Executive Officers as disclosed in the proxy statement.	90,059,306	23,098,305	424,851	15,016,490

Under the Company’s Bylaws, the advisory vote was in favor of approval of our executive compensation, having been approved by the vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: May 19, 2015	By:	/s/ Adam M. Kramer
Adam M. Kramer Assistant Corporate Secretary